Exhibit (b)(1)(C)

AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED

CREDIT AGREEMENT

This Amendment No. 2 (this “Amendment”) to the Second Amended and Restated Credit Agreement, dated as of January 18, 2001 is entered into with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000 (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Letter of Credit Issuing Lender and Administrative Agent for the Lenders and any counterparty under any secured Swap Agreements. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The Company and the Administrative Agent (acting with the consent of the Lenders) agree to amend the Credit Agreement as follows:

1. Amendment to Section 2.08(c). Section 2.08(c) of the Credit Agreement is hereby amended (with retroactive effect to January 18, 2001) to read in full as follows:

“Application of Mandatory Prepayments. In the event of any mandatory prepayment of the Loans, the Lenders under the Term Commitment will be entitled to be repaid ratably in accordance with the proportion that the Term Commitment bears to the aggregate principal amount of the Term Commitment and the Revolving Commitment, provided that, except to the extent that such application results in the repayment in full of all outstanding Revolving Loans, the Lenders under the Term Commitment holding the majority of the outstanding Term Loans may elect within the three Business Day period prior to each such mandatory prepayment to forego any such repayment (in which case that portion of the repayment otherwise allocable to the Term Commitment shall be applied to the repayment of outstanding Revolving Loans (and to the permanent reduction of the Revolving Commitment, as applicable).”

2. Amendment to Section 2.10(b). Section 2.10(b) of the Credit Agreement is hereby amended to read in full as follows:

“(b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the next applicable Interest Payment Date following any prepayment of LIBOR Loans for the portion of the Loans so prepaid. During the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Requisite Lenders.”

3. Conditions Precedent. The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of (i) counterparts of this Amendment duly executed by the Company, (ii) written consents hereto duly executed by each of the Lenders and

Pledgor, and (iii) a certified resolution of the Board of Directors of the Company authorizing the execution, delivery and performance of this Amendment.

4. Representations and Warranties. The Company represents and warrants to the Administrative Agent and the Lenders that, as of the date of this Amendment, (a) no Default or Event of Default has occurred and remains continuing and (b) each of the representations and warranties of the Company contained in Section 6 of the Credit Agreement are true and correct as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date).

5. Confirmation. In all other respects, the terms of the Credit Agreement and the other Loan Documents are thereby confirmed

IN WITNESS WHEREOF, the Company and the Administrative Agent have executed this Amendment as of the date first written above by their duly authorized representatives.

TRACINDA CORPORATION, a Nevada corporation

By:	/s/ Anthony Mandekic
Name: Anthony Mandekic Title: Sec./Treas.

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Janice Hammond
Name: Janice Hammond Title: Vice President Agency Specialist

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000, (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 2 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

Bank of America, N.A.
[Name of Bank]

By:	/s/ Kristin Jackson
Title:	Vice President

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000, (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 2 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

The Bank of Nova Scotia
[Name of Bank]

By:	/S/ JON A. BURCKIN
Title:	Managing Director

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000, (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 2 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

Bank of Scotland
[Name of Bank]

By:	/s/ Joseph Fratus
Title:	Joseph Fratus Vice President

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000, (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A, as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 2 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

Comerica Bank

[Name of Bank

By:	/S/ EMMANUEL M. SKEYOFILAX
Title:	Vice President

CONSENT OF BANK

This Consent of Bank is delivered by the undersigned Bank with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000, (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the several financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Banks. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby consents to the execution and delivery of the proposed Amendment No. 2 to the Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned.

Comerzbank AG, New York and Grand Cayman Branches

[Name of Bank]

By:	/s/ CHRISTIAN JAGENBERG
Title:	Christian Jagenberg
SVP and Manager

By:	/s/ KARLA WIRTH
Title:	Karla Wirth
Asst. Vice President

CONSENT OF GUARANTOR/PLEDGOR

This Consent of Pledgor is delivered by the undersigned with reference to the Second Amended and Restated Credit Agreement dated as of August 16, 2000 (as may be amended from time to time, the “Credit Agreement”) among Tracinda Corporation, a Nevada corporation, as borrower (the “Company”), the financial institutions from time to time parties thereto (each a “Lender” and collectively, the “Lender”), and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein are used with the meanings set forth for those terms in the Credit Agreement.

The undersigned hereby (a) consents to the execution and delivery of the proposed Amendment No. 2 to Second Amended and Restated Credit Agreement by the Administrative Agent, substantially in the form of the draft presented to the undersigned and (b) represents and warrants to the Administrative Agent and the Banks that each of the 250 Rodeo Guaranty and the 250 Rodeo Pledge Agreement remain in full force and effect in accordance with their respective terms.

250 RODEO, INC., a Delaware corporation

By:	/s/ Anthony Mandekic
Name:	Anthony Mandekic
Title:	Sec./Treas.